Exhibit 99.1
ENVIRONMENTAL TECTONICS CORPORATION
Reports Receipt of Waiver for Bank Agreement Defaults and consent to pledge Foreign
Bank Deposit
     Southampton, PA, November 28, 2007 — Environmental Tectonics Corporation (AMEX: ETC) (“ETC” or the “Company”) today reported that on November 21, 2007, it executed a consent and waiver letter with respect to violations of certain covenants in its credit facility with PNC Bank.
     On July 31, 2007, the Company completed a refinancing (the “Refinancing”) of its indebtedness with PNC in the aggregate amount of up to $15,000,000. In connection with the Refinancing, the Company entered into a Credit Agreement (the “Credit Agreement”) with PNC.
     On November 14, 2007, the Audit Committee of the Board of Directors of the Company, in consultation with management, determined that the Company will need to restate (the “Restatement”) its previously issued consolidated financial statements for prior periods, including the periods ended November 24, 2006 and February 23, 2007, due to errors in accounting with respect to accounts receivable related to the carrying value of a claims receivable booked in connection with a contract with the Department of the Navy for a submarine decompression chamber project. The Company is in the process of determining if these errors in accounting affected additional periods prior to the fiscal quarter ended November 24, 2006, including for the fiscal years ended February 28, 2003, February 27, 2004, February 25, 2005 and February 24, 2006.
     As a result of the Restatement, the Company was in breach of the representation and warranty contained in Section 7(a) of the Credit Agreement with respect to its previously delivered financial statements as set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended February 23, 2007 because such financial statements were not true, complete and accurate in all material respects and did not fairly present the financial condition, assets and liabilities of the Company as of the date of the financial statements. This breach constituted an Event of Default under the Credit Agreement and related documents (the “Financial Statement Default”). In addition, the Restatement caused the Company to be in breach of the Consolidated Tangible Net Worth covenant set forth in the Credit Agreement (the “Net Worth Covenant Default”). On November 21, 2007, PNC waived the Financial Statement Default (and any comparable default in respect of the Company’s financial statements as of any prior fiscal period), provided that the Company is required to deliver to PNC its restated financial statements for the fiscal year ended February 23, 2007 no later than January 31, 2008. PNC also waived the Net Worth Covenant Default as of February 23, 2007. The foregoing waivers do not operate as a, or obligate PNC to grant any, future waiver or modification of the provisions of the Credit Agreement with respect to any other financial statements of the Company or of the Consolidated Tangible Net Worth covenant as of any other date or of any other term, condition or Event of Default under the Credit Agreement.
     In addition, in connection with certain obligations of the Company under a contract with the Turkish Air Force, the Company has arranged for the OyakBank A.S., located in Turkey, to issue a letter of guarantee on its behalf for which it is obligated to deposit $2,310,000 in an account at OyakBank and pledge such account to OyakBank (the “Account Pledge”) as security for its reimbursement obligations under such letter of guarantee. Since the terms of the Credit Agreement prohibit the Account Pledge, the Company has requested and PNC has consented to the Account Pledge and waived the limitations of the Credit Agreement to permit the Company to enter into the Account Pledge.
     ETC designs, develops, installs and maintains aircrew training systems (aeromedical, tactical combat and general), disaster management training systems and services, entertainment products, sterilizers (steam and gas), environmental testing products, hyperbaric chambers and related products for domestic and international customers.
     This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about the Company that may cause our actual results, levels of activity, performance or achievements to be materially different from any other future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements include statements with respect to ETC’s vision, mission, strategies, goals, beliefs, plans, objectives, expectations, anticipations, estimates, intentions, financial condition, results of operations, future performance and business of ETC, including but not limited to, (i) projections of revenue, costs of raw materials, income or loss, earnings or loss per share, capital expenditures, growth prospects, dividends, capital structure, other financial items and the effects of currency fluctuations, (ii) statements of plans and objectives of ETC or its management or Board of Directors, including the introduction of new products, or estimates or predictions of actions of customers, suppliers, competitors or regulatory authorities, (iii) statements of future economic performance, (iv) statements of assumptions and other statements about ETC or its business, (v) statements made about the possible outcomes of litigation involving ETC, and (vi) statements preceded by, followed by or that include the words “may”, “could”, “should”, “looking forward”, “would”, “believe”, “expect”, “anticipate”, “estimate”, “intend”, “plan”, or the negative of such terms or similar expressions. These forward-looking statements involve risks and uncertainties which are subject to change based on various important factors. Some of these risks and uncertainties, in whole or in part, are beyond ETC’s control. Factors that might cause or contribute to such a material difference include, but are not limited to, those discussed in our Securities and Exchange Commission filings and other public documents, including, without limitation, our Annual Report on Form 10-K for the fiscal year ended February 23, 2007. Shareholders are urged to review these risks carefully prior to making an investment in the ETC’s common stock.
     The Company cautions that the foregoing list of important factors is not exclusive. ETC does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of ETC.
Contact: Duane D. Deaner, CFO Tel: 215-355-9100 (ext. 1203)          Fax: 215-357-4000
ETC — Internet Home Page:      http://www.etcusa.com

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